EXHIBIT 107

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Ordinary Shares, par value NIS 0.90 New Israeli Shekels per share, to be issued under the TAT Technologies Ltd. 2022 Stock Option Plan	550,000 (3)	$5.89 (4)	$ 3,239,500 (5)	$ 356.96

(1)
This Registration Statement covers Ordinary Shares of TAT Technologies, Ltd. (the “Registrant”): (i) issuable pursuant to the exercise of options granted prior to the date hereof under the TAT Technologies Ltd. 2022 Stock Option Plan (the “Plan”), (ii) to be issued under the Plan, and (iii) pursuant to Rule 416(a) of the Securities Act of 1933, as amended, any additional shares of Ordinary Shares, which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Ordinary Shares.

(2)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by 0.00011020.

(3)	Issuable under options and other share incentive awards that may be granted in the future under the Plan.

(4)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price (rounded to the nearest cent) of the options outstanding under the Plan.

(5)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $ 5.89 per share, which represents the average of the high and low price of the Registrant’s Ordinary Shares as reported on the NASDAQ Global Market on December 12, 2022.

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This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.